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                                                                    EXHIBIT 10.1


                            FIRST AMENDMENT AGREEMENT

            THIS AGREEMENT is made as of the 30th day of October, 1998, by and between COMPUTER LEARNING CENTERS, INC., a Delaware corporation ("Borrower"), and FIRST UNION NATIONAL BANK, successor-by-merger to CoreStates Bank, N.A. ("Lender").

                                    RECITALS

            R.1 Lender and Borrower are parties to a certain Credit Agreement dated December 23, 1996 (the "Credit Agreement").

            R.2 Borrower has requested that Lender amend the Credit Agreement in certain respects, and Lender has agreed to do so upon the terms and conditions set forth in this Agreement.

            NOW, THEREFORE, in consideration of this Agreement, the parties hereto agree as follows.

            1. Defined Terms. All capitalized terms used in this Agreement without definition shall have the meanings assigned to such terms in the Credit Agreement, giving effect to the amendments of the Credit Agreement contained in Sections 2 through 7 of this Agreement.

            2. Amendment of Section 1 of the Credit Agreement. Section 1 of the Credit Agreement is hereby amended as follows:

                  (a) By adding a new definition, immediately following the definition of "Borrower Chief Executive Office," as follows:

                              "BORROWER INSTITUTION": any campus or institution
                      of the Borrower or any of its Domestic Subsidiaries, or any branch or location of any thereof, engaged or created or intended to be engaged, directly or indirectly, in any business or business operations of the Borrower or any of its Domestic Subsidiaries, including the provision of information technology training or services, computer-related training or services or other educational training or services.

                  (b) By adding a new definition, immediately following the definition of "Business Day," as follows:

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                              "CANADIAN CORPORATIONS":  collectively, CLCQ
                      and Delta College.

                  (c) By adding a new definition, immediately following the definition of "Change of Control," as follows:

                              "CLCQ":  Computer Learning Centers of Quebec,
                      Inc., a Quebec corporation.

                  (d) By amending the definition of "Convertible Term Loan Maximum Amount" to read, in its entirety, as follows:

                              "CONVERTIBLE TERM LOAN MAXIMUM AMOUNT":  Seven
                      Million Dollars ($7,000,000.00).

                  (e) By adding a new definition, immediately following the definition of "Default," as follows:

                              "DELTA COLLEGE":  Delta College Inc., a Quebec
                      corporation.

                  (f) By adding new definitions, immediately following the definition of "Default," as follows:

                              "DISQUALIFIED": the certification, eligibility,
                      authorization or accreditation (provisional or otherwise) of the Borrower, any of its Domestic Subsidiaries or any Borrower Institution, or any educational program of any thereof, to receive, commit or disburse funds under, or to administer or participate in, any Student Financial Aid Program, or the participation therein of any thereof, shall for any reason expire or be revoked, suspended, terminated or determined to be invalid, in whole or in part, retroactively or prospectively.

                              "DISQUALIFIED REVENUES RATIO": as at any date, the
                      ratio, expressed as a percentage and rounded upwards, if necessary, to the nearest one-one hundredth of one percent (1/100%), of (a) the sum, without duplication and determined in accordance with GAAP for the four (4) most recently ended quarterly accounting periods of the Borrower, of the gross revenues of each of the Borrower, its Domestic Subsidiaries and Borrower Institutions which is Disqualified as at such date, to (b) the consolidated gross revenues of the Borrower and its Domestic Subsidiaries for such

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                      four (4) quarterly accounting periods of the
                      Borrower, determined in accordance with GAAP.

                  (g) By adding a new definition, immediately following the definition of "Dollars," as follows:

                              "DOMESTIC SUBSIDIARY": as to any Person, a
                      Subsidiary which is organized under the laws of the United States of America or any State thereof and which has its chief executive office and each of its places of business in the United States of America.

                  (h) By amending the definition of "L/C Commission Rate" to read, in its entirety, as follows:

                              "L/C COMMISSION RATE": Three-quarters of one
                      percent (.75%) per annum.

                  (i) By adding a new definition, immediately following the definition of "Officer Default Certificate," as follows:

                              "OFFICER FINANCIAL AID PROGRAM CERTIFICATE": a
                      certificate in form and content satisfactory to the Lender, signed by the chief financial officer of the Borrower and certifying, as at and for a particular time and to the knowledge and belief of such officer after diligent inquiry (a) for the Borrower, each of its Domestic Subsidiaries and each Borrower Institution, the Student Financial Aid Programs with respect to which the Borrower, such Domestic Subsidiary or such Borrower Institution, or its educational programs, is authorized, accredited, certified and eligible (provisionally or otherwise) to participate and is not Disqualified, (b) for the Borrower, each of its Domestic Subsidiaries and each Borrower Institution, default rates with respect to Student Financial Aid Programs, and (c) a summary of the current status of any actions, proceedings, investigations or reviews of which the Borrower was required to notify the Lender pursuant to clause (ii) of Subsection 6.6(b) of this Agreement.

                  (j) By amending the definition of "Prime Rate" to read, in its entirety, as follows:

                              "PRIME RATE": the rate which the Lender announces
                      from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.


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                      The Lender may make commercial loans or other
                      loans at rates of interest at, above or below the Prime Rate.

                  (k) By amending the definition of "Revolving Credit Maximum Amount" to read, in its entirety, as follows:

                              "REVOLVING CREDIT MAXIMUM AMOUNT": Twenty Million
                      Dollars ($20,000,000.00), as such amount may be reduced pursuant to Subsection 2.5.

                  (l) By amending the definition of "Revolving Credit Termination Date" to read, in its entirety, as follows:

                              "REVOLVING CREDIT TERMINATION DATE": October 31,
                      2000, provided that, upon written request of the Borrower delivered to the Lender not later than March 31 of each year, such date (or any date to which such date is extended in accordance herewith) may be extended for a period of twelve (12) months upon the written agreement of the Borrower and the Lender.

                  (m) By adding a new definition, immediately following the definition of "Revolving Credit Termination Date," as follows:

                              "STUDENT FINANCIAL AID PROGRAM": any program under
                      Title IV of the Higher Education Act of 1965, under which financial aid or financial assistance is provided to or for students by the United States of America or any Governmental Authority of the United States of America.

           3. Amendment of Section 2 of the Credit Agreement. Section 2 of the Credit Agreement is hereby amended as follows:

                  (a) By deleting from Subsection 2.4 of the Credit Agreement the language "one-quarter of one percent (1/4%) per annum" and inserting in lieu thereof the language "one-fifth of one percent (1/5%) per annum".

                  (b) By amending clause (b) of Subsection 2.7 to read, in its entirety, as follows:

                      (b) the Borrower shall have given written notice to the Lender not more than sixty (60) days and not less than thirty (30) days prior to such Conversion Date of the Borrower's desire to convert to a Convertible Term Loan a portion of the Revolving Credit Loan

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                      Balance which is equal to Five Hundred Thousand Dollars
                      ($500,000.00) or a whole multiple of Fifty Thousand Dollars ($50,000.00) in excess thereof, accompanied by an Officer Financial Covenant Certificate as at the end of the most recently ended quarterly accounting period of the Borrower, giving pro forma effect to the Conversion described in such notice and demonstrating compliance by the Borrower, as at such date and after giving such effect to such Conversion, with the covenants contained in Subsection 7.1 of this Agreement,

                  (c) By amending the second sentence of Subsection 2.9 to read, in its entirety, as follows:

                      The original principal amount of each Convertible Term Loan shall be payable by the Borrower in twenty (20) consecutive equal quarterly installments, commencing ninety (90) days after the applicable Conversion; provided, however, that the principal amount of each Convertible Term Loan representing a Conversion of one or more Revolving Credit Loans incurred in connection with reimbursement of the Lender by the Borrower on account of one or more drawings under one or more Letters of Credit shall be payable by the Borrower in eight (8) consecutive equal quarterly installments, commencing ninety (90) days after the applicable Conversion.

           4. Amendment of Section 6 of the Credit Agreement. Section 6 of the Credit Agreement is hereby amended as follows:

                  (a) By adding to Subsection 6.1(c)(i) the following new clause, immediately following clause (z) thereof:

                      and (zz) an Officer Financial Aid Program Certificate for such fiscal year

                  (b) By amending clause (d) of Subsection 6.1 to read, in its entirety, as follows:

                              (d) (i) as soon as available but not later than
                      April 30 of each year, a copy of projections by the Borrower of the operating budget and cash flow of the Borrower and its Subsidiaries for such fiscal year of the Borrower, in substantially the form attached hereto as Exhibit F; and (ii) as soon as available but not later than one (1) week after its submission to the U.S. Department of Education, a copy of a compliance audit of the administration by


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                      the Borrower and its Domestic Subsidiaries of Student
                      Financial Aid Programs under Title IV of the Higher Education Act of 1965 conducted by independent certified public accountants or a government auditor and complying with all Requirements of Law;

                  (c) By amending Subsection 6.3 to read, in its entirety, as follows:

                              6.3 Conduct of Business and Maintenance of
                      Existence. (a) Continue, and cause each of its Subsidiaries to continue, to engage in the business of information technology education; (b) preserve, renew and keep in full force and effect, and cause each of its Subsidiaries to preserve, renew and keep in full force and effect, its organizational existence; (c) take, and cause each of its Subsidiaries to take, all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; and
                      (d) comply with, and cause each of its Subsidiaries to comply with, all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (d) By amending clause (b) of Subsection 6.6 to read, in its entirety, as follows:

                              (b) (i) of receipt of any written notice of
                      default or event of default under or as defined in any Contractual Obligation of the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, (ii) of any notice or knowledge that the Borrower, any of its Domestic Subsidiaries or any Borrower Institution, or any educational program of any thereof, has been Disqualified, accompanied by a written calculation by the Borrower of the Disqualified Revenues Ratio as at the date that the Borrower, such Domestic Subsidiary, such Borrower Institution or such educational program was Disqualified, and (iii) of any notice or knowledge of any action or proceeding against, or any investigation or review of, the Borrower, any of its Subsidiaries or any Borrower Institution, or any educational program conducted by any thereof, by or on behalf of any accrediting agency, the Department of Education or any State of the United States of America or any other Governmental Authority;

                  (e) By amending Subsection 6.7 to read, in its entirety, as follows:


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                              6.7 Government Regulations. Subject to any other
                      more specific provisions of this Agreement, comply with, and cause each of its Subsidiaries to comply with, all applicable Requirements of Law relating to the conduct of its business.

                  (f) By adding a new Subsection 6.11, immediately following Subsection 6.10, as follows:

                              6.11 Year 2000 Compatibility. Take all action
                      necessary to assure that all computer-based systems of the Borrower and each of its Subsidiaries are able to operate and effectively process data, including dates, on and after January 1, 2000. At the request of the Lender, the Borrower shall provide the Lender with assurance acceptable to the Lender of the Year 2000 compatibility of the computer-based systems of the Borrower and each of its Subsidiaries.

           5. Amendment of Section 7 of the Credit Agreement. Section 7 of the Credit Agreement is hereby amended as follows:

                  (a) By amending Subsection 7.9 to read, in its entirety, as follows:

                              7.9 Limitation on Restricted Payments. Make or
                      commit to make, or permit any of its Subsidiaries to make or commit to make, any Restricted Payments except:

                              (a) payments to the Borrower by any Subsidiary of
                      the Borrower;

                              (b) payments of compensation, stock options,
                      bonuses, insurance, fringe benefits and reimbursement of expenses to employees of the Borrower in the ordinary course of business;

                              (c) payments of dividends (including dividends
                      paid in capital stock of the Borrower) by the Borrower to stockholders of the Borrower;

                              (d) payments made by the Borrower to repurchase
                      securities of the Borrower, to the extent such payments are made with proceeds of a public offering of securities of the Borrower;

                              (e) payments made by the Borrower to repurchase
                      securities of the Borrower, other than as permitted by

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                      clause (d) of this Subsection, to the extent that, at the
                      time of each such payment, the Cash Equivalents of the Borrower exceed Ten Million Dollars ($10,000,000.00); provided that the aggregate amount of all such payments shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00); and provided further that, within five
                      (5) Business Days after each such payment, the Borrower shall provide to the Lender in writing evidence satisfactory to the Lender of the amount of such payment and the amount of the Cash Equivalents of the Borrower at the time of such payment; and

                              (f) other payments not exceeding Two Million Five
                      Hundred Thousand Dollars ($2,500,000.00) in the aggregate.

                  (b) By amending Subsection 7.15 to read, in its entirety, as follows:

                              7.15 Fiscal Year. Permit the fiscal year of the
                      Borrower or any of its Subsidiaries to end on a day other than January 31.

            6. Amendment of Section 8 of the Credit Agreement. Section 8 of the Credit Agreement is hereby amended as follows:

                  (a) By amending clause (f) by inserting the language ", any of its Subsidiaries" immediately following the language "The Borrower".

                  (b) By amending clause (g) by inserting the language ", any of its Subsidiaries" immediately following the language "The Borrower" and the language "the Borrower" in each instance in which such language appears.

                  (c) By amending clause (m) by inserting the language ", any of its Subsidiaries" immediately following the language "the Borrower".

                  (d) By adding a new clause (p), immediately following clause
(o) thereof, as follows:

                      (p) as at the date that the Borrower, any of its Domestic Subsidiaries or any Borrower Institution, or any educational program of any thereof, is Disqualified, the Disqualified Revenues Ratio shall be equal to or greater than ten percent (10%) and shall not be reduced to less than ten percent (10%) as at a date within fifteen (15) calendar days thereafter;

            7. Amendment of Section 9 of the Credit Agreement. The notice address for the Lender set forth in Subsection 9.3 is hereby amended to read, in its entirety, as follows:

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                  First Union National Bank
                  1970 Chain Broad Road
                  McLean, VA  22102
                  Fax:  (703) 760-5549

            8. Amendment of Schedules and Exhibits to the Credit Agreement. The Credit Agreement is hereby amended as follows:

                  (a) By deleting Schedule I to the Credit Agreement in its entirety and replacing such Schedule with Schedule I to this Agreement.

                  (b) By deleting Exhibit A to the Credit Agreement in its entirety and replacing such Exhibit with Exhibit A to this Agreement.

                  (c) By deleting Exhibit B to the Credit Agreement in its entirety and replacing such Exhibit with Exhibit B to this Agreement.

                  (d) By deleting Exhibit C to the Credit Agreement in its entirety and replacing such Exhibit with Exhibit C to this Agreement.

            9. Representations and Warranties of Borrower. In order to induce Lender to enter into this Agreement, Borrower represents and warrants to Lender that:

                  (a) Borrower has the power and authority to execute, deliver and perform this Agreement and the other Credit Documents executed or to be executed by it in connection with this Agreement (the "Related Documents"). Borrower has taken all necessary action to authorize its execution, delivery and performance of this Agreement and the Related Documents. No consent, approval or authorization of, or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with Borrower's execution, delivery and performance of this Agreement and the Related Documents, except for those already duly obtained.

                  (b) This Agreement and the Related Documents have been duly executed and delivered by Borrower, and constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms without defense, setoff or counterclaim. Borrower's execution, delivery and performance of this Agreement and the Related Documents do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon any property of Borrower or any Subsidiary of Borrower by reason of the terms of (a) any mortgage, lease, agreement, instrument or Contractual Obligation to which Borrower or any Subsidiary of Borrower is a party or which is binding upon it,
(b) any Requirement of Law, or (c) the articles of incorporation, as amended, or bylaws, as amended, of Borrower.

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                  (c) Each of the representations and warranties of Borrower contained in the Credit Agreement and the other Credit Documents, other than those contained Subsections 4.1, 4.2, 4.6, 4.9, 4.10 and 4.12 of the Credit Agreement, are correct and complete in all material respects as of the date hereof.

                  (d) The Borrower does not own, lease, sublease, occupy, use or operate any real property or improvements other than the Borrower Business Premises. The Borrower's chief executive office (within the meaning of Section 9-103 of the Maryland Uniform Commercial Code) is located at the Borrower Chief Executive Office. All financial books and records of the Borrower are located at the Borrower Business Premises.

                  (e) Except as set forth in Exhibit D attached hereto, no litigation, proceeding or, to the Borrower's actual knowledge, investigation of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or against any of its properties or revenues (i) with respect to this Agreement, the Credit Agreement or any of the other Credit Documents or any of the transactions contemplated hereby or thereby, or (ii) which, if determined adversely to the Borrower, could reasonably be expected to have a Material Adverse Effect. There are no strikes, work stoppages, grievance proceedings or other controversies pending or, to the knowledge and belief of the Borrower, imminent or threatened between the Borrower and any employees of the Borrower or between the Borrower and any union or other collective bargaining unit representing employees of the Borrower which could reasonably be expected to have a Material Adverse Effect.

                  (f) The Borrower has no Subsidiaries except for the Canadian Corporations.

                  (g) There has not occurred any material adverse change in the business, operations, assets or financial condition of Borrower from those indicated in the last financial statements delivered to the Lender pursuant to Subsection 6.1(a) or 6.1(c) of the Credit Agreement.

                  (h) There exists no Default or Event of Default as of the date hereof.

                  (i) Each of CLCQ and Delta College (i) is a Quebec corporation duly organized, validly existing and in good standing, (ii) has the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified to conduct business and is in good standing in each jurisdiction in which such qualification is required by applicable Requirement of Law, and (iv) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (j) The authorized capital stock of CLCQ consists of two (2) classes, namely, Common Shares, having voting rights, and Dividend Access Shares, having no voting

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rights except as provided in Sections 10.1, 11.1 and 12.2 of the Articles of
Incorporation of CLCQ. All of the issued and outstanding capital stock of each class of CLCQ is legally and beneficially owned by the persons and in the amounts set forth in Exhibit E attached hereto. All of the issued and outstanding capital stock of each class of Delta College is legally and beneficially owned by CLCQ, with the discretionary power and right to exercise all rights and privileges, including voting rights, with respect thereto.

                  (k) No litigation, proceeding or, to the Borrower's actual knowledge, investigation of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against CLCQ or Delta College or against any of their properties or revenues which, if determined adversely to CLCQ or Delta College, as the case may be, could reasonably be expected to have a Material Adverse Effect. There are no strikes, work stoppages, grievance proceedings or other controversies pending or, to the knowledge and belief of the Borrower, imminent or threatened between CLCQ or Delta College and any employees of CLCQ or Delta College, respectively, or between CLCQ or Delta College and any union or other collective bargaining unit representing employees of CLCQ or Delta College, respectively, which could reasonably be expected to have a Material Adverse Effect.

                  (l) Neither CLCQ nor Delta College is in default under or with respect to any Contractual Obligation in any respect which could reasonably be expected to have a Material Adverse Effect. The sum of the assets of each of Delta College and CLCQ, at a fair valuation, exceeds the debts of CLCQ and Delta College, respectively, exclusive, in the case of Delta College, of debts of Delta College to the Borrower or CLCQ. The present fair salable value of the assets of each of CLCQ and Delta College is greater than the amount required to pay the liability on its debts of CLCQ and Delta College, respectively, as such debts become absolute and matured, exclusive, in the case of Delta College, of debts of Delta College to the Borrower or CLCQ. Each of CLCQ and Delta College has sufficient capital with which to conduct its business. For purposes of this Subsection, "debt" means "liability on a claim" and "claim" means any (i) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

                  (m) Each of CLCQ and Delta College has good title to all of its property, and none of such property is subject to any Lien, except as permitted by Subsection 7.3.

                  (n) To the Borrower's knowledge: (i) no Hazardous Substance has been released, discharged, spilled, emitted or disposed of on any Obligor Use Property by CLCQ or Delta College or under any circumstances as a result of which CLCQ or Delta College would be liable or financially responsible for damages or the cost of remediation or clean-up; (ii) there is no existing Hazardous Substance Contamination of any Obligor Use Property which was caused by CLCQ or Delta College or under circumstances as a result of which CLCQ or Delta

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

College would be liable or financially responsible for damages or the cost of remediation or clean-up; (iii) all operations now or previously conducted on Obligor Use Property by CLCQ or Delta College comply with all Environmental Laws; (iv) no underground storage tanks have been installed on any Obligor Use Property by CLCQ or Delta College or under circumstances as a result of which CLCQ or Delta College would be liable or financially responsible for damages or the cost of removal, remediation or clean-up; and (v) neither CLCQ nor Delta College has received, and neither CLCQ nor Delta College is aware of, any Environmental Claim against, relating to or affecting in any way CLCQ or Delta College or the use of any Obligor Use Property by CLCQ or Delta College or any operations conducted on any Obligor Use Property by CLCQ or Delta College.

                  (o) Each of CLCQ and Delta College has filed or caused to be filed all tax returns which are required to be filed by it, and each of CLCQ and Delta College has paid all taxes shown to be due and payable on said returns on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of CLCQ or Delta College, as applicable), and, to the knowledge of the Borrower, no claim is being asserted with respect to any such tax, fee or other charge. No tax lien has been filed against CLCQ or Delta College or any of their assets.

            10. Conditions to Effectiveness of Amendments. The amendments of the Credit Agreement contained in Sections 2 through 8 of this Agreement shall be conditioned upon, and shall not be effective until, each of the following conditions precedent shall have been satisfied as determined by Lender:

                  (a) There shall have been delivered to Lender, appropriately completed and duly executed (when applicable) by an Authorized Officer of Borrower, (i) an amendment and restatement of the Revolving Credit Note in the form attached hereto as Exhibit F, (ii) a Certificate of the Secretary of Borrower in form and content satisfactory to Lender, and (iii) in form and substance satisfactory to Lender and its counsel, such other documents, instruments and agreements, including financing statements, as Lender may reasonably request in connection with the transactions contemplated by this Agreement, the Related Documents and the other Credit Documents.

                  (b) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority shall be pending against Borrower or any of its Subsidiaries, or against any properties or revenues of the Borrower or any of its Subsidiaries (i) with respect to this Agreement, any of the Credit Documents or any of the transactions contemplated hereby or thereby, or (ii) which, if determined adversely to Borrower or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect.

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

                  (c) As of the date hereof, all of Borrower's representations and warranties contained in the Credit Agreement, this Agreement, the Related Documents and the other Credit Documents shall be correct and complete in all material respects, and no Default or Event of Default shall have occurred and be continuing.

            11. No Defenses or Claims. In order to induce Lender to enter into this Agreement, Borrower acknowledges and represents to Lender that it has no defense, setoff, cause of action or claim of any kind against Lender on account of actions heretofore taken or not taken by Lender or otherwise, which can be asserted as a basis to seek affirmative relief or damages from Lender or to reduce or eliminate any obligations of Borrower to Lender.

            12. No Novation or Waiver. Borrower and Lender intend that the execution and delivery of this Agreement shall not constitute or be construed to operate as a novation of the Credit Agreement or any obligations of Borrower evidenced by any of the Credit Documents or as a novation of any security interests or other Liens directly or indirectly securing any of such obligations. The amendment and restatement of the Revolving Credit Note executed and delivered to Lender pursuant to Section 10 of this Agreement shall constitute the "Revolving Credit Note" for purposes of and as defined in the Credit Agreement. Nothing contained in this Agreement or in any prior oral or written communications from or on behalf of Lender to Borrower shall constitute or be construed to operate as a waiver by Lender of any Defaults or Events of Default which have occurred or of any rights or remedies heretofore or hereafter accruing to Lender on account of any such Default or Event of Default or any other Default or Event of Default.

            13. Expenses. Whether or not the transactions contemplated hereby are consummated, Borrower agrees to pay to Lender all costs and expenses that Lender has paid or incurred or subsequently pays or incurs in connection with the development, preparation, negotiation and execution of this Agreement and the Related Documents, all as further provided in Section 9.6 of the Credit Agreement.

            14. Ratification of Documents and Obligations. Borrower and Lender hereby ratify and confirm the Credit Agreement (as amended pursuant hereto), the Borrower Security Agreement and the other Credit Documents, and agree that the same, and all obligations of the parties thereunder, shall remain in full force and effect.

            15. Binding Nature, Merger, Counterparts and Choice of Law. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and each reference in this Agreement to any of the parties hereto shall be deemed to include the successors and assigns of such party. This Agreement contains the entire agreement of the parties with respect to the matters covered and the transactions contemplated hereby and thereby, and no agreement, statement or promise made by any party, or by any employee, officer, agent or attorney of any party, which is not contained herein or therein, shall be valid or binding. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when so executed

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

and delivered, shall be an original, but all such counterparts shall together constitute one and the same agreement. This Agreement, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Maryland, exclusive of principles of conflicts of laws.

            IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Agreement under seal as of the date first above written.

ATTEST/WITNESS:                     COMPUTER LEARNING CENTERS, INC.

                                    By:(SEAL)
----------------------------
                                       Name:
                                       Title:

                                    FIRST UNION NATIONAL BANK

                                    By:(SEAL)
----------------------------
                                       Name:
                                       Title:

                                      -15-